UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2010

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-28284 (Commission File Number)	23-2707366 (IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Stock repurchase program update

TORONTO, March 1, 2010 - Tucows Inc. (NYSE AMEX: TCX, TSX:TC) today updated certain details related to its previously announced normal course issuer bid.  In the press release of February 16, 2010 Tucows included a statement that it does not intend to purchase its shares from its management team or other insiders.

On February 23, 2010, Lacuna Ventures GP LLLP and Rawleigh Hazen Ralls IV, insiders of the Company, filed Form 4’s on EDGAR announcing that they had sold a portion of their holdings in Tucows in the open market.

Although it is still Tucows’ intent not to purchase shares from its management team or other insiders, sales by such persons through the facilities of NYSE AMEX or the TSX may occur if the circumstances of any such person or entity changes or any such person or entity makes a decision unrelated to these normal course purchases.

A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 8.01 and Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits.

Exhibit Number	Exhibit

99.1	Press Release dated March 1, 2010 updating details relating to February 16, 2010 announcement of a normal course issuer bid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: March 1, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated March 1, 2010 updating details relating to February 16, 2010 announcement of a normal course issuer bid.